UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2017

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07      Submission of Matters to a Vote of Security Holders.

The 2017 annual meeting of the stockholders of the Company was held on April 26, 2017. At the meeting, the holders of 140,182,149 shares of common stock, which represents approximately 91 percent of the 153,863,728 outstanding shares entitled to vote as of the February 28, 2017 record date were represented in person or by proxy. Detailed voting results are set forth below.

Item 1 — Election of Directors. The stockholders elected each director nominee for a term of one year to expire at the 2018 annual meeting of stockholders or until their successors are elected and qualified. The voting results were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
James M. Cracchiolo	124,355,224	1,565,102	1,618,461	12,643,362
Dianne Neal Blixt	127,120,142	188,771	229,874	12,643,362
Amy DiGeso	124,818,941	2,493,866	225,980	12,643,362
Lon R. Greenberg	124,948,474	2,354,698	235,615	12,643,362
Siri S. Marshall	124,165,495	3,140,834	232,458	12,643,362
Jeffrey Noddle	124,086,496	3,220,286	232,005	12,643,362
H. Jay Sarles	126,222,641	1,082,489	233,657	12,643,362
Robert F. Sharpe, Jr.	122,778,244	4,533,375	227,168	12,643,362
Christopher J. Williams	126,462,785	840,311	235,691	12,643,362

Item 2 — Nonbinding Advisory Vote to Approve the Compensation of Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of its named executive officers. The proposal received “for” votes from approximately 81 percent of the shares voted:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,152,106	23,955,558	431,123	12,643,362

Item 3 — Nonbinding Advisory Vote to Approve the Frequency of Stockholder Approval of the Compensation of Named Executive Officers. The nonbinding advisory vote on the frequency of the stockholder advisory vote on the compensation of the named executive officers resulted in a majority vote for the annual approval of such compensation. The voting results were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
115,635,873	171,495	11,477,270	254,149	12,643,362

Following the annual meeting of stockholders, the Company’s Board of Directors held a duly convened meeting on the same day. In light of the fact that the Board’s recommendation that stockholders be given an annual nonbinding advisory vote to approve the compensation of the named executive officers received the affirmative vote of a majority of the votes cast, the Board approved a resolution providing that stockholders shall be given such a vote at each year’s annual meeting of stockholders until such time as the Company’s stockholders express a preference for a less frequent vote or such a vote is no longer required by law or regulation, whichever shall first occur.

Item 4 - Ratification of the Audit Committee’s Selection of the Company’s Independent Registered Public Accountant for 2017. The stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017. The proposal received “for” votes from approximately 99 percent of the shares voted:

Votes For	Votes Against	Abstentions
139,058,966	712,583	410,600

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: April 28, 2017	By	/s/ David H. Weiser
David H. Weiser
Senior Vice President and
Assistant General Counsel